EXHIBIT 10(C)

                        THE INCENTIVE COMPENSATION PLAN

                                      OF

                         NORTHROP GRUMMAN CORPORATION

                           (AS AMENDED AND RESTATED)

                                   SECTION 1

                                    PURPOSE

     The purpose of this Plan is to promote the success of the Company and render its operations profitable to the maximum extent by providing for the Senior Executives of the Company incentives that continue to be dependent upon the return on total Shareholders' Equity and the overall successful performance of the Company. The Senior Executives, for this purpose, are only those elected corporate officers who participate in making the basic and strategic decisions which affect the corporate-wide performance of the Company, together with those Senior Executives who are in charge of significant operating subsidiaries. The Plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                  SECTION II

                                  DEFINITIONS

     1.  PLAN - This Incentive Compensation Plan.

     2. COMPANY - Northrop Grumman Corporation and such of its subsidiaries as are consolidated in its consolidated financial statements.

     3.  YEAR - The fiscal year of Northrop Grumman Corporation.

     4.  CODE  The Internal Revenue Code of 1986, as amended from time to time.

     5. COMMITTEE - The Compensation and Management Development Committee of the Board of Directors of the Company. It shall be composed of not less than three members of the Board of Directors, no one of whom shall be an officer or
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employee of the Company and it shall be constituted so as to permit this Plan to comply with the "outside director" requirement of Code section 162(m).

     6. INCOME BEFORE INCOME TAXES - The Performance Year's net income as reported on the Company's consolidated financial statement included in its annual report on Form 10-K for such Year, adjusted to eliminate the following:

          (a) Federal and foreign income taxes;

          (b) Incentive Compensation awards under the Plan;

          (c) The effect of changes in accounting principles;

          (d) Unless otherwise determined by the Committee by no later than the 90th day of such Performance Year, extraordinary items determined under generally accepted accounting principles; and

          (e) Unless otherwise determined by the Committee by no later than the 90th day of such Performance Year, restructuring or similar charges to the extent they are separately disclosed in such annual report.

     7.   INCENTIVE COMPENSATION  Awards payable under this Plan.

     8. PERFORMANCE CRITERIA Return on Shareholder's Equity and Income Before Income Taxes.

     9. PERFORMANCE YEAR The Year with respect to which an award of Incentive Compensation is calculated and paid.

     10. SECTION 162(m) OFFICER A Participant who is a "covered employee" as defined in Section 162(m) of the Code with respect to an award of Incentive Compensation under the Plan for a Performance Year.

     11. SHAREHOLDERS' EQUITY - The sum of the following consolidated accounts at the close of business on the last day of each Performance Year, as shown by the consolidated financial statements of the Company:

          (a)  Preferred stock

          (b)  Common stock

          (c)  Additional capital paid-in

          (d)  Retained earnings

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     12.  RETURN ON SHAREHOLDERS' EQUITY - The Return on Shareholders' Equity
for a Performance Year shall be determined by dividing the Income Before Income Taxes for such Performance Year by the "Three Year Moving Average Equity Base" for such Year. The "Three Year Moving Average Equity Base" applicable to such Performance Year shall be the sum of the dollar amounts of the Shareholders' Equity at the close of business on the last day of each of the last two prior Years and the Performance Year divided by three.

                                  SECTION III

                                 PARTICIPATION

     1. The persons eligible to receive Incentive Compensation awards under this Plan are all elected Corporate Officers of the rank of Vice President and above and the Presidents of those consolidated subsidiaries that the Committee determines to be significant in the overall Corporate operations.

     2. A "Participant" is a person granted or eligible to receive an Incentive Compensation award under this Plan.

     3. Directors as such shall not participate in this Plan, but the fact that an elected Corporate Officer or subsidiary President is also a Director shall not prevent his participation.

     4. The death of a Participant shall not disqualify him for an Incentive Compensation award for the Performance Year in which he dies or the preceding Performance Year. In the case of a deceased Participant, the Incentive Compensation, if any, determined for him for the Performance Year by the Committee shall be paid to his spouse, children, or legal representatives as directed by the Committee.

                                   SECTION IV

                INCENTIVE COMPENSATION APPROPRIATIONS AND AWARDS

     1. Subject to the limitations set forth in this Section IV, the Committee shall, with respect to each Performance Year, establish the amount of the appropriation, if any, to be made to the Plan for distribution with respect to that Performance Year.

     2. In the event the Company achieves a 10 percent (10%) Return on Shareholders' Equity, an amount shall be appropriated to the Plan equaling 3% of the Company's Income Before Income Taxes, with the following exceptions:

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          (a)  No appropriation to the Plan shall be made with respect to any
     Performance Year which would reduce the Return on Shareholders equity below such 10%, and

          (b) No appropriation to the Plan shall be made with respect to any Performance Year during which no dividends in either cash or property have been declared on the preferred and common stock of the Company.

The amount appropriated to the Plan for a Performance Year based on the Performance Criteria set forth in this Paragraph 2, SECTION IV shall be referred to as the "Tentative Appropriated Incentive Compensation" for such Year.

     3. The amount of the Tentative Appropriated Incentive Compensation for a Performance year may be reduced (but not increased) by the Committee, in its sole discretion, after taking into account an appraisal of the overall performance of the Company in the attainment of such predetermined financial and nonfinancial objectives as are selected by the Committee. The amount appropriated to the Plan for a Performance Year by the Committee under this Paragraph 3, SECTION IV shall be referred to herein as the "Appropriated Incentive Compensation" for such Year. In no event shall Incentive Compensation payable to Participants for a Performance Year exceed the Appropriated Incentive Compensation under the Plan for such Year. Any Tentative Appropriated Incentive Compensation for a Performance Year, which is not actually appropriated to the Plan for such Year, shall be forfeited.

     4.   Incentive Compensation Awards to Section 162(m) Officer:

          (a) Notwithstanding any other provisions of this Plan, any Incentive Compensation award for a Performance Year under this Plan payable to a
     Section 162(m) Officer must satisfy the requirements of this Paragraph 4,
     SECTION IV. The purpose of this Paragraph 4 is to ensure compliance by the Plan with the requirements of Section 162(m) of the Code relating to performance-based compensation. Incentive Compensation awards to Section 162(m) Officers under this Plan are subject to:

               (i) Approval of this Plan and the criteria stated in Paragraph 4(b) of this SECTION IV by the shareholders of the Company;

               (ii)  The maximum amount that may be awarded to any Section 162
     (m) Officer under the Plan for any Performance Year as stated in Paragraph 4(b) of this SECTION IV; and

               (iii) Approval by the Committee.

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          (b)  The maximum potential amount of Appropriated Incentive
     Compensation (as defined in Paragraph 3 of this SECTION IV) payable to a
     Section 162(m) Officer as an Incentive Compensation award for a Performance Year shall be limited to $3,000,000.

          (c)  The Performance Criteria established in Paragraph 4(b) of this
     SECTION IV on which Incentive Compensation awards under the Plan are based shall first apply in the Performance Year 1999, but such Performance Criteria and any Incentive Compensation awards based thereon shall be conditional upon a vote of the shareholders of the Company approving the Plan and the Performance Criteria and performance goals stated herein.

          (d) Prior to the payment of any Incentive Compensation awards for a Performance year, the Committee shall make a determination and certification in writing as to whether the Section 162(m) Officers have meet the Performance Criteria, performance goals, and any other material terms of the Plan for each Performance Year. The Committee may, in its sole discretion, exercise negative discretion by reducing amounts of Incentive Compensation awards to all or any of the Section 162(m) Officers from the maximum potential awards payable by application of Paragraph 4(b) of this SECTION IV. No such reduction shall increase the amount of the maximum award payable to any other Section 162(m) Officer. The Committee shall determine the amount of any reduction in a Section 162(m) Officer's Incentive Compensation award on the basis of such factors as it deems relevant, and it shall not be required to establish any allocation or weighting component with respect to the factors it considers. The Committee shall have no discretion to increase any Incentive Compensation award for a Performance Year above the amount determined by application of Paragraph 4(b) of this SECTION IV.

     5. After the end of a Performance Year, in determining each Participant's Incentive Compensation award for such Year, the Committee may make a downward adjustment after considering such factors as it deems relevant, which shall include but not be limited to the following factors:

          (a) The evaluation of the Participant's performance during that Performance Year in relation to the Participant's predetermined objectives and the Participant's contribution during such Year to the success or profit of the Company.

          (b) The classification of the Participant's position, relative to the position of all Participants.

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     The Committee shall make the final determination of each Participant's
Incentive Compensation award for a Performance Year.

                                   SECTION V

                           ADMINISTRATION OF THE PLAN

     The Committee shall be responsible for the administration of the Plan. The Committee shall:

     1. Interpret the Plan, make any rules and regulations relating to the Plan, determine which consolidated subsidiaries are significant for the purpose of the first paragraph of SECTION III, and determine factual questions arising in connection with the Plan, after such investigation or hearing as the Committee may deem appropriate.

     2. As soon as practicable after the close of each Performance Year and prior to the payment of any Incentive Compensation for such Year, review the performance of each Participant and determine the amount of each Participant's individual Incentive Compensation award, if any, with respect to that Year.

     3. Have sole discretion in determining Incentive Compensation awards under the Plan, except that, in making awards the Committee may, in its discretion, request and consider the recommendations of the Chief Executive Officer of the Company and others whom it may designate.

     Any decisions made by the Committee under the provisions of this SECTION V shall be conclusive and binding on all parties concerned. Except as otherwise specifically provided in this Plan, the provisions of this Plan shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Incentive Compensation awards granted to Participants who are Section 162(m) Officers as "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

                                   SECTION VI

           METHOD OF PAYMENT OF INCENTIVE COMPENSATION TO INDIVIDUALS

     1. The amount of Incentive Compensation award determined for each Participant with respect to a given Performance Year shall be paid in cash or in Common Stock of the Company ("Northrop Grumman Common Stock") or partly in cash and partly in Northrop Grumman Common Stock, as the Committee may determine.

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     2.   Payments in cash may be made in a lump sum with respect to an
Incentive Compensation award for a Performance Year, or in installments, as the Committee may determine. In either event, the Committee may impose such conditions, including forfeitures and restrictions as the Committee believes will best serve the interests of the Company and the purposes of the Plan.

     3. Payments in Northrop Grumman Common Stock may be made in full with respect to an Incentive Compensation award for a Performance Year, or in installments, as the Committee may determine. In either event, the Committee may impose such conditions, including forfeitures and restrictions as the Committee believes will best serve the interests of the Company and the purposes of the Plan.

     4. In making awards of Northrop Grumman Common Stock, the Committee shall first determine all Incentive Compensation awards in terms of dollars. The total dollar amount of all Incentive Compensation awards for a particular Performance Year shall not exceed the Appropriated Incentive Compensation for that Year under this Plan. In the case of Section 162(m) Officers, the total dollar amount of an Incentive Compensation award for a particular Performance Year shall be no greater than the maximum potential awards payable by application of Paragraph 4(b) of SECTION IV. After fixing the total amount of each Participant's Incentive Compensation award in terms of dollars, then if some or all of the award is to be paid in Northrop Grumman Common Stock, the dollar amount of the Incentive Compensation award so to be paid shall be converted into shares of Northrop Grumman Common Stock by using the fair market value of such stock on the date of the award. "Fair market value" shall be closing price of such stock on the New York Stock Exchange on the date of the award, or, if no sales of such stock occurred on that date, then on the last preceding date on which such sales occurred. No fractional share shall be issued.

     5.   If an Incentive Compensation award is paid in Northrop Grumman Common
Stock,   the number of shares shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or other relevant changes in capitalization effective after the date of award and prior to the date as of which the Participant becomes the record owner of the shares received in payment of the award. All such adjustments thereafter shall accrue to the Participant as the record owner of the shares.

     Northrop Grumman Common Stock issued in payment of Incentive Compensation awards may, at the option of the Board of Directors, be either originally issued shares or treasury shares.

     7. Distribution of awards shall be governed by the terms and conditions applicable to such awards, as determined by the Committee or its delegate. An award, the payment of which is to be deferred pursuant to the terms of an employment agreement, shall be paid as provided by the terms of such agreement. Awards or portions thereof

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deferred pursuant to any other deferred compensation plan or deferral arrangement shall be paid as provided in such plan or arrangement. Any other awards the payment of which has been deferred, in whole or in part, shall be paid as determined by the Committee.

     8. The Committee shall have the exclusive right to interpret the provisions of this SECTION VI to determine all questions arising under it or in connection with its administration, and to issue regulations and take actions implementing its provisions.

                                  SECTION VII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Company shall have the right to terminate or amend this Plan at any time and to discontinue further appropriations thereto, except that no amendment to the Plan shall be made without the approval of the Shareholders, which would (i) increase the amount authorized for appropriation pursuant to Section IV of this Plan, (ii) permit a member of the Committee to participate in the Plan, or (iii) modify the right of the Committee to make the appropriations or allocations set forth in this Plan.

                                  SECTION VIII

                                 EFFECTIVE DATE

     This Plan shall be effective for Performance Years commencing with 1999. No appropriations will be made, and no Incentive Compensation shall be paid, under the Plan for Years after 1998 if the Plan as amended herein is not approved by the Shareholders.

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